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                               MANULIFE FINANCIAL

                                                  Brian Koop, FSA, FCIA
                                                  Assistant Vice President &
                                                  Pricing Actuary
                                                  Manulife Financial
                                                  200 Bloor Street East
                                                  Toronto, Ontario, Canada
                                                  M4W 1E5
                                                  Phone: (416) 926-6380
                                                  Fax:   (416) 926-3121

September 16, 1999


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549


Re: Actuarial Opinion on Illustrations Contained in Pre-Effective Amendment No. 1 to a Registration Statement on Form S-6 (File No. 333-82449)


Dear Sirs:

This opinion is furnished in connection with the above-referenced registration statement under the Securities Act of 1933, as amended, describing a modified single premium variable life insurance policy (the "Policy") that will be offered and sold by The Manufacturers Life Insurance Company of America.

The hypothetical illustrations of death benefits, Policy values and surrender values used in this registration statement are consistent with the provisions of the Policy and the Company's administrative procedures. The rate structure of the Policy has not been designed so as to make the relationship between premiums and benefits, as shown in the illustrations, appear disproportionately more favorable to a prospective purchaser of the Policy for the age and risk class illustrated than for any other prospective purchaser. The particular illustrations shown are for a commonly used risk class and for premium amounts and ages appropriate to the markets in which the Policy is sold.

I hereby consent to the use of this opinion as an exhibit to the Securities Act Registration Statement on Form S-6.

Sincerely,

/s/ Brian Koop, FSA, MAAA

Brian Koop, FSA, MAAA
Actuary